UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2018

Gladstone Capital Corporation

(Exact name of registrant as specified in its charter)

Maryland	814-00237	54-2040781
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1521 Westbranch Drive, Suite 100 McLean, Virginia		22102
(Address of principal executive offices)		(Zip Code)

(703) 287-5800

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 9, 2018, Gladstone Capital Corporation (the “Company”), through its wholly-owned subsidiary Gladstone Business Loan, LLC, entered into Amendment No. 4 (the “Amendment”) to its Fifth Amended and Restated Credit Agreement with KeyBank National Association (“KeyBank”), as administrative agent, swingline lender, managing agent and lead arranger, Gladstone Management Corporation, the Company’s Adviser, as servicer, and certain other lenders party thereto (together with the Amendment, the “Credit Facility”).

Amendment No. 4 amended the Credit Facility to:

•	Extend the revolving period from January 19, 2019 to January 15, 2021;

•	Extend the maturity date from May 1, 2020 to April 15, 2022, at which time all principal and interest will be due and payable;

•	Reduce the interest rate margin by 40 basis points effective immediately to 2.85% for the balance of the revolving period (January 15, 2021), after which the margin increases to 3.25% for the balance of the facility term;

•	Change the unused commitment fee from 0.50% of the total unused commitment amount to: 0.50% when the average unused commitment amount for the reporting period is less than or equal to 50%, 0.75% when the average unused commitment amount for the reporting period is greater than 50% but less than or equal to 65%, and 1.00% when the average unused commitment amount for the reporting period is greater than 65%; and

•	Increase the current commitment amount from $170 million to $190 million with the ability to expand to a total facility amount of $265 million through additional commitments of existing lenders.

The Credit Facility continues to include customary terms, covenants, events of default and constraints on borrowing availability based on collateral tests for a credit facility of its size and nature.

The foregoing summary of the Credit Facility is not complete and is qualified in its entirety by reference to Amendment No. 4, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein. The Company also issued a press release announcing the Amendment. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description

10.1	Amendment No. 4 to Fifth Amended and Restated Credit Agreement, dated as of March 9, 2018 by and among Gladstone Business Loan, LLC, as Borrower, Gladstone Management Corporation, as Servicer, Keybank National Association, as administrative agent, swingline lender, managing agent and lead arranger and certain other lenders party thereto.

99.1	Press Release issued by Gladstone Capital Corporation dated March 12, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 12, 2018	GLADSTONE CAPITAL CORPORATION

	By:	/s/ Nicole Schaltenbrand
Nicole Schaltenbrand Chief Financial Officer & Treasurer